EXHIBIT 99.1

ICU Medical, Inc. Reports Second Quarter 2008 Results

SAN CLEMENTE, Calif., July 17, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the second quarter and six months ended June 30, 2008.

Second quarter of 2008 revenue was $48.6 million, compared to $48.9 million in the same period last year. Net income for the second quarter of 2008 was $4.8 million, or $0.33 per diluted share, compared to net income of $2.5 million, or $0.16 per diluted share, for the second quarter of 2007.

For the six months ended June 30, 2008, revenue totaled $93.2 million, compared to revenue of $97.7 million in the same period last year. For the six months ended June 30, 2008, the Company earned $7.7 million, or $0.53 per diluted share, compared to net income of $12.4 million, or $0.79 per diluted share, for the six months ended June 30, 2007.

Scott Lamb, ICU Medical's Chief Financial Officer, commented, "We are pleased with the revenue and earnings performance of our core business during the second quarter. Our gross margins expanded 3 percentage points to 43% and operating income increased over 100% on a sequential basis. Sales from our Custom systems were up 12% during the second quarter, compared to last year, while sales from our new products, including oncology, increased over 65% on a sequential basis. This growth was offset by continued weakness in critical care products that we manufacture for Hospira. Excluding critical care, our revenue grew 9%, compared to the same period last year."

"Looking forward, we are very pleased with our long-term domestic and international growth opportunities. As evidenced by our recently renewed agreement with MedAssets Supply Chain Systems, we are well positioned to expand our distribution network for our CLAVE, Custom and oncology products. These agreements validate our reputation as a low-cost and quality leader in the industry and create additional growth opportunities for years to come," concluded Mr. Lamb.

Operating cash flow was $11.0 million for the first six months of 2008. As of June 30, 2008, cash and investments totaled $109 million and working capital was $148 million.

Taking into account continued softness in the Company's critical care product division and higher commodity prices affecting shipping and raw material costs, management is providing a guidance range for 2008 revenue of $190 - $200 million, annual gross margins to be approximately 43% and diluted earnings per share to be in the range of $1.35 - $1.45 per diluted share.

The Company will be conducting a conference call concerning its second quarter ended June 30, 2008 results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, July 17, 2008. The call can be accessed at 866-831-6291, passcode 98859306 or by replay at 888-286-8010, passcode 36686876. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at http://www.icumed.com within 48 hours of the call.

The foregoing statement concerning Management's expectation with respect to future results is a forward-looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2007 and 10Q for the quarter ended March 31, 2008. Actual results in the future may differ materially from Management's current expectations.

                   ICU Medical, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
        (Amounts in thousands, except share and per share data)

                           ASSETS

                                                  6/30/08     12/31/07
                                                  --------    --------
                                                (unaudited)      (1)
 CURRENT ASSETS:
  Cash and cash equivalents                       $ 79,607    $  7,873
  Marketable securities                             28,977      87,770
                                                  --------    --------
   Cash, cash equivalents and
    marketable securities investments              108,584      95,643
                                                  --------    --------
  Accounts receivable, net of
   allowance for doubtful accounts of
   $329 and $655 as of June 30, 2008
   and December 31, 2007, respectively              29,633      26,115
  Inventories                                       20,611      19,504
  Prepaid income taxes                               3,193       2,740
  Prepaid expenses and other current
   assets                                            3,645       4,746
  Deferred income taxes - current
   portion                                           4,143       4,509
                                                  --------    --------
    Total current assets                           169,809     153,257
                                                  --------    --------

 PROPERTY AND EQUIPMENT, net                        74,077      72,708
 INTANGIBLE ASSETS, net                             11,331      11,884
 DEFERRED INCOME TAXES-  non-current                 2,689       2,432
 INCOME TAXES RECEIVABLE - non-current               1,848       1,848
 OTHER ASSETS                                          465         465
                                                  --------    --------
                                                  $260,219    $242,594
                                                  ========    ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  Accounts payable                                $  7,234    $  8,439
  Accrued liabilities                               14,136      13,036
                                                  --------    --------
   Total current liabilities                        21,370      21,475
                                                  --------    --------

 DEFERRED INCOME TAXES - non-current
   portion                                           4,325       4,325
 INCOME TAXES PAYABLE - non-current
  portion                                            3,190       2,890
 COMMITMENTS AND CONTINGENCIES                          --          --

 STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $1.00
   par value- Authorized - 500,000
   shares, issued and outstanding -
   none                                                 --          --
  Common stock, $0.10 par value -
   Authorized -- 80,000,000 shares,
   issued 14,746,951 shares at
   June 30, 2008 and December 31, 2007               1,475       1,475
  Additional paid-in capital                        61,309      74,805
  Treasury stock, at cost - 458,360
   and 1,057,501 shares at June 30,
   2008 and December 31, 2007,
   respectively                                    (17,754)    (40,776)
  Retained earnings                                184,674     177,004
  Accumulated other comprehensive
   income, net of tax                                1,630       1,396
                                                  --------    --------
    Total stockholders' equity                     231,334     213,904
                                                  --------    --------
                                                  $260,219    $242,594
                                                  ========    ========

 (1) December 31, 2007 balances were derived from audited consolidated financial statements.

                ICU Medical, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
        (Amounts in thousands, except share and per share data)
                              (unaudited)

                          Three months ended       Six months ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2008        2007        2008         2007
                        ----------  ----------  ----------  ----------

 REVENUES:
  Net sales              $  48,382   $  48,370   $  92,053   $  96,033
  Other                        210         520       1,193       1,690
                        ----------  ----------  ----------  ----------
 TOTAL REVENUE              48,592      48,890      93,246      97,723

 COST OF GOODS SOLD         27,788      28,252      54,671      57,869

                        ----------  ----------  ----------  ----------
   Gross profit             20,804      20,638      38,575      39,854
                        ----------  ----------  ----------  ----------

 OPERATING EXPENSES:
  Selling, general
   and administrative       13,685      11,504      26,793      23,503
  Research and
   development               1,452       2,155       3,471       4,006
                        ----------  ----------  ----------  ----------
   Total operating
    expenses, net           15,137      13,659      30,264      27,509
                        ----------  ----------  ----------  ----------
   Income from
    operations               5,667       6,979       8,311      12,345

 OTHER INCOME (EXPENSE)      1,139      (3,402)      2,695       5,997
                        ----------  ----------  ----------  ----------

   Income before
    income taxes and
    minority interest        6,806       3,577      11,006      18,342

 PROVISION FOR INCOME
  TAXES                     (2,034)     (1,033)     (3,336)     (6,053)
 MINORITY INTEREST              --          --          --          70
                        ----------  ----------  ----------  ----------

 NET INCOME              $   4,772   $   2,544   $   7,670   $  12,359
                        ==========  ==========  ==========  ==========

 NET INCOME PER SHARE
   Basic                     $0.34       $0.18       $0.55       $0.85
   Diluted                   $0.33       $0.16       $0.53       $0.79

 WEIGHTED AVERAGE
  NUMBER OF SHARES
   Basic                13,966,161  14,456,396  13,858,892  14,518,705
   Diluted              14,381,185  15,534,568  14,387,683  15,572,663

                 ICU Medical, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                              (unaudited)

                                                    Six months ended
                                                         June 30,
                                                  --------------------
                                                    2008        2007
                                                  --------    --------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                       $  7,670    $ 12,359
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization                      7,028       5,364
  Provision for doubtful accounts                     (282)        222
  Minority interest                                     --         (70)
  Stock compensation                                   882         310
  Cash provided (used) by changes in
   operating assets and liabilities
   Accounts receivable                              (2,890)     (5,521)
   Inventories                                        (969)        591
   Prepaid expenses and other assets                   565        (261)
   Accounts payable                                 (1,252)     (1,345)
   Accrued liabilities                               1,037       5,296
   Prepaid and deferred income taxes                  (813)        526
                                                  --------    --------

  Net cash provided by operating
   activities                                       10,976      17,471
                                                  --------    --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment               (7,122)    (14,171)
  Cash paid for acquired assets                         --      (3,224)
  Proceeds from finance loan repayments                 48          38
  Purchases of marketable securities               (12,357)    (18,258)
  Proceeds from sale of marketable
   securities                                       70,685      21,004
                                                  --------    --------
  Net cash provided (used) by investing
   activities                                       51,254     (14,611)
                                                  --------    --------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock options           4,602         808
  Proceeds from employee stock purchase
   plan                                                744         742
  Tax benefits from exercise of stock options        3,849         238
  Purchase of treasury stock                            --      (8,613)
                                                  --------    --------
  Net cash provided (used) by financing
   activities                                        9,195      (6,825)
                                                  --------    --------

 Effect of exchange rate changes on cash               309          69
                                                  --------    --------

 NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                       71,734      (3,896)

 CASH AND CASH EQUIVALENTS, beginning of
  period                                             7,873      13,153
                                                  --------    --------

 CASH AND CASH EQUIVALENTS, end of period         $ 79,607    $  9,257
                                                  ========    ========

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100